UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement	☐	Confidential for Use of the Commission Only
(as permitted by Rule 14c-5(d)(2)
☒	Definitive Information Statement

ONSPAN NETWORKING, INC.
(Name of Registrant As Specified In Charter)

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ONSPAN NETWORKING, INC.
4500 Cameron Valley Parkway
Suite 270
Charlotte, North Carolina 28211

INFORMATION STATEMENT
AND
NOTICE OF SHAREHOLDER ACTIONS

Dear Shareholders:

The majority shareholders of OnSpan Networking, Inc. (ONSP), a Nevada corporation, under applicable Nevada corporate law, determined by written consent to take the following corporate actions, effective on January 2, 2007:

1.	To amend the Articles of Incorporation to increase ONSP’s authorized common stock, par value $.001, to 100,000,000 shares from 757,576 shares.

2.	To amend the Articles of Incorporation to change the Company’s name to Double Eagle Holdings, Ltd.

The majority shareholders own approximately 50.23% of the outstanding common stock. The actions are expected to become effective on January 2, 2007 and are described in greater detail in the Information Statement accompanying this notice. We are not asking you for a proxy, and you are requested not to send us a proxy.

The attached Information Statement is being circulated to provide you with notice that stockholders holding a majority of the voting power of the Company’s common stock have, by written consent, approved of the changes to the Articles of Incorporation. No further vote or action by the Company’s stockholders is required. Pursuant to Rule 14c-211 under the Securities Exchange Act of 1934, as amended, the amendments to the Certificate of Incorporation cannot become effective until twenty (20) days after the date this Information Statement is mailed to the Company’s stockholders.

This Notice and the attached Information Statement are being sent to you for informational purposes only, and you are not being asked to take any action with respect to the amendments to the Articles of Incorporation.

By Order of the Board of Directors

December 12, 2006	/s/ Michael D. Pruitt
Chairman and Chief Executive Officer

ONSPAN NETWORKING, INC.
4500 Cameron Valley Parkway
Suite 270
Charlotte, North Carolina 28211

Information Statement Pursuant to Section 14C
of the Securities Exchange Act of 1934

This information statement has been filed with the Securities and Exchange Commission (“SEC”) and is provided by the Board of Directors of OnSpan Networking, Inc., a Nevada corporation (the “Company”) to the holders of the Company’s outstanding common shares, in connection with stockholder approval by written majority consent authorizing amendments to the Company’s Articles of Incorporation as follows:

1.	To amend the Certificate of Incorporation to increase the Company’s authorized common stock, par value $.001, to 100,000,000 from 757,576 shares; and

2.	To amend the Certificate of Incorporation to change the Company’s name to Double Eagle Holdings, Ltd.

All of the foregoing actions have been effected by written consents (the “Amendments”) executed by the holders of an aggregate of 50.23% of the Company’s outstanding Common Stock. In accordance with the regulations of the Securities and Exchange Commission (the “Commission”), the Amendments will be effective 20 days following the mailing of this information statement. It is expected that the amendments to the Certificate of Incorporation will be filed on January 2, 2007.

As stockholders of the Company holding 50.23% of the Company’s outstanding common stock have already approved of the Amendments, the Company is not seeking approval from any of the Company’s remaining stockholders, and the Company’s remaining stockholders will not be given an opportunity to vote. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of the Name Change as required by the Securities Exchange Act of 1934 (the “Exchange Act”.)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

GENERAL

The Company’s Board of Directors approved the Name Change effective November 24, 2006 and fixed November 25, 2006 (the “Record Date”) as the record date for determining the stockholders entitled to give written consent to the Amendments. Stockholders holding an aggregate of 61,154 shares of the Company’s outstanding common stock as of the Record Date, being equal to 50.23% of the number of shares then outstanding, have executed written consent resolutions approving the Amendments.

Pursuant to Section 78.390 of the Nevada Revised Statutes (the “NRS”), the approval of a majority of the Company’s voting power is required in order to effect the Name Change. Section 78.320(2) of the NRS eliminates the need to hold a special meeting of the Company’s stockholders to approve the Name Change by providing that, unless the Company’s Articles of Incorporation or Bylaws state otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the Company’s voting power.

The Company was incorporated under the laws of the State of Nevada on September 21, 1988. The Company’s principal historical business was software sales. In August 2002, the Company’s Board of Directors determined that its software business had not provided adequate prospects for a reasonable return on the stockholders’ investments and, therefore, began to explore alternate lines of business. Since 2002, the Company has changed its business strategy and sought to develop a subsidiary to focus in the home construction area. However, in 2005, the home construction business was closed and since that time, the Company has sought to acquire operating businesses.

To date, the Company has yet to locate a suitable acquisition candidate willing to be acquired, but it has become apparent that the Company’s current capitalization structure is inadequate to acquire any business with significant assets and/or revenue.

INCREASE IN AUTHORIZED COMMON STOCK

The Board of Directors and the holders of a majority of the Company’s outstanding Common Stock have approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock to 100,000,000 shares, par value of $.001 per share (the “Stock Increase Amendment”).

At November 25, 2006, the authorized capital of the Company consisted of 757,576 shares of Common Stock, par value $.001 per share and 12,500 shares of Preferred Stock, par value $.001 per share. As of that date, 121,749 shares of Common Stock were outstanding and 2,713 shares of Preferred Stock were outstanding (“Series A Preferred”). Therefore, before conversion of any Preferred Stock, the Company will have issued or reserved for issuance a total of 121,749 shares of Common Stock currently authorized and issued.

After the Stock Increase Amendment is filed, the additional shares of Common Stock would be issuable at any time and from time to time, by action of the Board of Directors without further authorization form the Company’s stockholders, except as otherwise required by applicable law or rules and regulations to which the Company may be subject, to such persons and for such consideration (but not less than the par value thereof) as the Board of Directors determines.

After taking into account the currently issued and reserved shares of Common Stock discussed above but without taking into account shares to be issued on conversion of the Convertible Preferred Stock, the Company would have only 635,827 shares of Common Stock authorized which are not issued or reserved for issuance. The Company’s Board of Directors believes that the authorization of the additional shares of Common Stock is in the best interests of the Company and its stockholders so that sufficient shares will be readily available for use, if feasible, for acquisition, in raising additional capital, conversion of the outstanding Preferred Stock and for grants as incentives to employees, officers, directors and consultants of the Company.

From time to time the Company may consider acquisitions or other transactions which may require the issuance of shares of Common Stock or Preferred Stock. Other than the Convertible Preferred Stock, the Company presently has no understandings or arrangements which would require the issuance of any of the additional shares of Common or Preferred Stock which are proposed to be authorized. Further, there are no definitive agreements at this time respecting any merger or consolidation with or acquisition of another business, or the sale or liquidation of the Company or its business. However, management believes that the increase in the number of authorized shares of Common Stock is in the best interest of the Company and its stockholders since additional shares of Common Stock will provide the Company with the flexibility of having a broader choice in the type and number of equity securities available to it for the above and other corporate purposes.

Due to the Board of Directors’ discretion in connection with the issuance of additional shares of Common Stock to be issued in a private placement, it may, under certain circumstances, possess timing and other advantages in responding to a tender offer or other attempt to gain control of the Company, which may make such attempts more difficult and less attractive. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages give the Board of Directors the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of the Company’s Common Stock. This could have the effect of insulating existing management from removal, even if it is in the best interest of the common stockholders. Management of the Company is not aware of any existing of threatened efforts to obtain control of the Company.

The foregoing is only a summary of the Stock Increase Amendment and is not intended to be complete. Stockholders are urged to read carefully the provisions of the Stock Increase Amendment, the complete text of which is attached as Exhibit “A” to this Information Statement. The foregoing summary is qualified in its entirety by reference to such complete text.

CHANGING THE COMPANY’S NAME TO
DOUBLE EAGLE HOLDINGS, LTD.

The Board of Directors and the holders of a majority of the Company’s outstanding Common Stock have approved an amendment to the Certificate of Incorporation which would change the name of the Company from OnSpan Networking, Inc. to Double Eagle Holdings, Ltd. The Board believes that this new name will reflect that the Company is no longer in the software business, and its new name is generic enough to acquire any line of business without necessitating a new amendment changing the name should the business being acquired not be in the computer software industry.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have been filed with the Commission by the Company are incorporated herein by reference are made a part hereof:

1.	Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005
2.	Quarterly Report on Form 10-QSB for the fiscal period ended December 31, 2005
3.	Quarterly Report on Form 10-QSB for the fiscal period ended June 30, 2006
4.	Quarterly Report on Form 10-QSB for the fiscal period ended March 31, 2006

The Commission file number for the Company’s documents which are incorporated by reference herein is 0-22991. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained herein shall be deemed to be modified or superseded for all purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

DATED:	Charlotte, North Carolina
December 12, 2006

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ Michael D. Pruitt

Michael D. Pruitt
Chairman and Chief Executive Officer

EXHIBIT A

DEAN HELLER
Secretary of State204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz
Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Onspan Networking, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
Article I - Double Eagle Holdings, Ltd.
Article IV - The corporation shall have the authority to issue one hundred million (100,000,000) shares of common stock, par value .001 and twelve thousand five hundred (12,500) shares of preferred stock, par value .001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: a majority.*

4. Effective date of filing (optional): January 2, 2007 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): /s/ Michael D. Pruitt

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. . Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 09/29/05